Exhibit 99.1

Courier Reports Fourth-Quarter and Year-End Results

Fourth-Quarter Income In Line with Prior Guidance

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--November 5, 2009--Courier Corporation (Nasdaq: CRRC), one of America’s leading book manufacturers and specialty publishers, today announced fourth-quarter and full-year results for its fiscal year ended September 26, 2009.

With the recession affecting sales in both of the company’s business segments, Courier’s consolidated fourth-quarter revenues were $68.4 million, down 10% from $76.3 million in last year’s fourth quarter. Net income for the fourth quarter was $5.7 million or $.48 per diluted share, versus $7.2 million or $.60 per diluted share in the fourth quarter of fiscal 2008. Excluding a fourth-quarter restructuring charge, net income would have been $.54 per diluted share, in line with previous guidance.

For fiscal 2009 overall, Courier sales were $248.8 million, down from $280.3 million in 2008. Net loss for the year was $3.1 million or $.27 per share, versus a loss of $370,000 or $.03 per share last year. The net loss in fiscal 2009 reflects a non-cash, pre-tax impairment charge of $15.6 million taken earlier in the year, as well as restructuring costs of $4.8 million. Excluding these charges, net income for fiscal 2009 would have been $10.2 million or $.86 per diluted share. The net loss in fiscal 2008 included a pre-tax impairment charge of $23.6 million; excluding this charge, fiscal 2008 net income would have been $15 million or $1.22 per diluted share.

In Courier’s specialty publishing segment, with consumer spending down and book retailers managing inventories tightly, sales for the year were down 24%. Much of this decline occurred at Creative Homeowner, the business most directly affected by the weak housing market. However, more than 70% of the reduction in Creative Homeowner sales was due to the winding-down of its unprofitable book distribution operation early in 2009, a move which enabled Creative Homeowner to reduce its operating loss substantially from a year ago. The weak economy also affected the publishing segment’s other two businesses, Dover Publications and Research & Education Association (REA), with combined full-year sales at Dover and REA down 12%.

Book manufacturing revenues were down 8%, reflecting declines in educational and religious sales. In education, solid growth in college textbook sales was offset by the effects of widespread budget shortfalls at the elementary and high school levels. Religious sales were also down for the year, reflecting the recession’s impact on religious donations. In specialty trade, the company’s successful pursuit of new customers enabled a modest rise in sales despite overall market weakness.

“As expected, we did better in the fourth quarter than earlier in the year,” said Courier Chairman and Chief Executive Officer James F. Conway III. “While we continued to wrestle with the worst recession in decades, we were helped by the tough measures we took early in the downturn to reduce operating costs and align our capacity with market conditions. In addition to winding down Creative Homeowner’s distribution operation, those measures included closing a small one-color book manufacturing plant, consolidating one-color work at other manufacturing facilities and reducing our overall employee base by 12%. Equally important, we did all this without compromising either our service to customers or our investment in the future.

“Finally, despite the market turbulence, our cash flow and financial condition remained strong. We finished fiscal 2009 with our debt paid down by more than $10 million, to $13.6 million, while also returning another $10 million in dividends to shareholders. I am pleased to report that once again this morning, Courier’s Board of Directors declared a dividend of $.21 per share, the same as last quarter.”

Book manufacturing: continuing strength in higher education

Courier’s book manufacturing segment had fourth-quarter sales of $58.8 million, down 8% from $63.5 million last year. Operating income in the fourth quarter was $8.0 million, including $1.0 million of restructuring costs related to the closing of a one-color printing plant in February 2009. Fourth-quarter operating income in fiscal 2008 was $10.4 million.

For the full year, book manufacturing sales were $212.2 million, down 8% from $229.8 million in fiscal 2008. The segment’s full-year operating income was $14.7 million, including restructuring costs of $4.3 million. In fiscal 2008 the segment’s operating income was $26.2 million.

The segment’s gross profit was $14.0 million or 23.9% of sales in the fourth quarter, versus $16.2 million or 25.5% a year ago. Gross profit in fiscal 2009 was $40.5 million or 19.1% of sales, down from $55.0 million or 24.0% of sales last year, indicating the recession’s continuing impact on sales, pricing pressure and capacity utilization, as well as a decline in revenue from recycled paper. The fourth-quarter improvement reflected the cumulative benefit of the cost-reduction measures described above.

The book manufacturing segment focuses on three markets: education, religion, and specialty trade. Sales to the education market were $25.9 million in the fourth quarter, down 12% from a year earlier. For the year, education sales were $87.6 million, down 9% from fiscal 2008, with solid growth in sales of college textbooks offset by sharply reduced demand at the elementary and high school levels in conjunction with the nationwide squeeze on local and state spending. Sales to the religious market were down 6% to $15.6 million in the quarter, and down 9% to $59.6 million for the full year, reflecting the difficult fundraising environment faced by religious organizations. Sales to the specialty trade market were up 3% to $15.3 million in the quarter, and up 1% to $56.2 million for the full year, helped by growth in four-color sales and sales to new customers.

“It was a challenging year,” said Mr. Conway. “In book manufacturing, we did what was necessary to align our one-color capacity with market demand while also pushing ourselves to capture the full measure of efficiency from our advanced production platforms for four-color books and religious scriptures. In education, we were able to leverage our long-time familiarity with the college market and our ability to deliver outstanding four-color quality on short notice. Elsewhere, we continued to have excellent relationships with our customers but were hampered by the pervasive effects of the weak economy.

“We know customers appreciate our determination to help them succeed across every part of the cycle. So while pushing hard against the economic headwinds, we also continued our investment in advanced digital printing technology that will create new opportunities for ourselves and our customers when it becomes available next year. At the same time, we grew our business in specialty trade by attracting new customers who were delighted to find a cost-effective, environmentally responsible domestic source for state-of-the-art four-color production. By continuing to execute with the efficiency and service levels our customers need, we’ll be well positioned to compete in a variety of economic scenarios.”

Specialty publishing: cutting the cost of connecting with consumers

Courier’s specialty publishing segment includes three businesses: Dover Publications, a niche publisher with thousands of titles in dozens of specialty trade markets; Research & Education Association (REA), a publisher of test preparation books and study guides; and Creative Homeowner, which publishes books on home design, decorating, landscaping and gardening.

Fourth-quarter revenues for the segment were $11.9 million, down 28% from $16.4 million in last year’s fourth quarter. Creative Homeowner sales were down 57%, reflecting its cessation of book distribution activities earlier in the year; however, its operating loss was also down sharply, to $526,000 from $1.1 million in last year’s fourth quarter. Sales at Dover and REA were also down, though by smaller percentages. Overall, the segment posted fourth-quarter operating income of $928,000, versus $1.3 million last year.

For the year as a whole, specialty publishing sales were $46.8 million, down 24% from $61.8 million in fiscal 2008. The segment’s full-year operating loss was $2.2 million, versus a loss of $106,000 last year, with modest profitability at Dover and REA offset by a loss of $3.0 million at Creative Homeowner.

“Faced with widespread caution among consumers and retailers, our publishing businesses focused on value-priced titles and emerging market niches,” said Mr. Conway. “While sales were down overall, all three brands had notable successes, from Dover’s new Sesame Street Activity Books to Creative Homeowner’s award-winning 3-Step Vegetable Gardening and REA’s exciting relaunch of its highly regarded Advanced Placement Test Prep series. With our recently integrated administrative infrastructure throughout the segment, we continue to improve at getting products into development and out to market quickly and effectively. Once consumers return to the stores, they’ll also find we have more than ever to offer.”

Outlook

“While we are encouraged by positive indicators in some areas of the economy, we have yet to see them in our own,” said Mr. Conway. “Consumers and retailers are still skittish, which affects all of our publishing businesses as well as many of our book manufacturing customers. School budgets will be hard pressed to grow in the near term, the environment for charitable donations remains uncertain at best, and pricing pressure everywhere is intense.

“On the other hand, we face fiscal 2010 with the benefit of a year of significant cost reductions and productivity gains in both of our business segments. And we continue to have excellent relationships with customers who, like Courier, have weathered severe storms in the past and have the resources and focus to succeed in the long term.

“As always, our path to long-term success rests on delivering service and technology that anticipate customer needs. With this in mind, we will be offering customers a digital print option in the latter half of next year, with associated startup costs that will likely reduce fiscal 2010 income by between $.05 and $.10 per share. These costs have been factored into our fiscal 2010 guidance.

“Factors not incorporated into our guidance include the potential impact of continued weakness in the credit markets on customers, competitors and vendors in both of our business segments, and the possibility of future impairment or restructuring charges.

“For fiscal 2010 overall, we expect to achieve total sales of between $253 million and $268 million. We expect earnings per diluted share of between $.70 and $1.00, versus our fiscal 2009 earnings of $.86 per diluted share, excluding restructuring and impairment charges.

“In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as an additional indicator of the company's operating cash flow performance. This measure should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In fiscal 2010, we expect EBITDA, excluding impairment and restructuring charges, to be between $36 million and $42 million, compared to $37 million in fiscal 2009.”

About Courier Corporation

Courier Corporation prints, publishes and sells books. Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

COURIER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	QUARTER ENDED		YEAR ENDED
	September 26,	September 27,	September 26,	September 27,
	2009	2008	2009	2008

Net sales	$68,419	$76,296	$248,816	$280,324
Cost of sales	49,816	53,541	191,085	202,445

Gross profit	18,603	22,755	57,731	77,879

Selling and administrative expenses	9,923	11,544	46,385	53,034
Impairment charge (1)	-	(207)	15,607	23,643

Operating income (loss)	8,680	11,418	(4,261)	1,202

Interest expense, net	102	244	676	1,133

Income (loss) before taxes	8,578	11,174	(4,937)	69

Income tax provision (benefit)	2,861	3,971	(1,796)	439

Net income (loss)	$5,717	$7,203	($3,141)	($370)

Net income (loss) per diluted share	$0.48	$0.60	($0.27)	($0.03)

Cash dividends declared per share	$0.21	$0.20	$0.84	$0.80

Wtd. average diluted shares outstanding	11,889	12,007	11,850	12,294

SEGMENT INFORMATION:

Net sales:
Book Manufacturing	$58,756	$63,539	$212,228	$229,792
Specialty Publishing	11,881	16,391	46,769	61,767
Elimination of intersegment sales	(2,218)	(3,634)	(10,181)	(11,235)
Total	$68,419	$76,296	$248,816	$280,324

Operating income (loss):
Book Manufacturing	$7,991	$10,372	$14,667	$26,173
Specialty Publishing	928	1,283	(2,189)	(106)
Impairment charge (1)	-	207	(15,607)	(23,643)
Stock based compensation	(352)	(358)	(1,424)	(1,313)
Intersegment profit	113	(86)	292	91
Total	$8,680	$11,418	($4,261)	$1,202

(1) In the second quarter of this fiscal year, the Company recorded a $15.6 million non-cash pre-tax impairment charge related to Dover Publications, Inc., which on an after-tax basis, was $10.2 million, or $0.86 per diluted share. In the prior year, the Company recorded a $23.6 million non-cash pre-tax impairment charge related to Creative Homeowner, which on an after-tax basis was $15.4 million, or $1.25 per diluted share.

COURIER CORPORATION
SEGMENT RESULTS OF OPERATIONS (Unaudited)
(In thousands)

BOOK MANUFACTURING SEGMENT	QUARTER ENDED		YEAR ENDED
	September 26,	September 27,	September 26,	September 27,
	2009	2008	2009	2008

Net sales	$58,756	$63,539	$212,228	$229,792
Cost of sales	44,732	47,335	171,696	174,750

Gross profit	14,024	16,204	40,532	55,042

Selling and administrative expenses	6,033	5,832	25,865	28,869

Operating income	$7,991	$10,372	$14,667	$26,173

SPECIALTY PUBLISHING SEGMENT	QUARTER ENDED		YEAR ENDED
	September 26,	September 27,	September 26,	September 27,
	2009	2008	2009	2008

Net sales	$11,881	$16,391	$46,769	$61,767
Cost of sales	7,415	9,753	29,862	39,021

Gross profit	4,466	6,638	16,907	22,746

Selling and administrative expenses	3,538	5,355	19,096	22,852

Operating income (loss)	$928	$1,283	($2,189)	($106)

COURIER CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
(In thousands)

	September 26,	September 27,
ASSETS	2009	2008

Current assets:
Cash and cash equivalents	$492	$178
Investments	1,017	820
Accounts receivable	33,850	45,626
Inventories	38,026	37,166
Deferred income taxes	4,462	4,680
Other current assets	1,404	1,528
Total current assets	79,251	89,998

Property, plant and equipment, net	89,754	95,692
Goodwill and other intangibles	28,700	43,832
Prepublication costs	9,194	9,595
Other assets	1,212	1,381

Total assets	$208,111	$240,498

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$96	$93
Accounts payable	10,974	16,966
Accrued taxes	3,032	3,560
Other current liabilities	12,722	12,557
Total current liabilities	26,824	33,176

Long-term debt	13,514	23,646
Deferred income taxes	177	4,687
Other liabilities	3,006	2,765

Total liabilities	43,521	64,274

Total stockholders' equity	164,590	176,224

Total liabilities and stockholders' equity	$208,111	$240,498

COURIER CORPORATION
CONSOLIDATED STATEMENTS OF FREE CASH FLOW (Unaudited)
(In thousands)

	For the Years Ended
	September 26,	September 27,
	2009	2008

Operating Activities:
Net loss	($3,141)	($370)
Adjustments to reconcile net loss to
cash provided from operating activities:
Depreciation and amortization	20,784	21,373
Impairment charge	15,607	23,643
Stock based compensation	1,424	1,313
Deferred income taxes	(4,966)	(5,970)
Changes in working capital	4,685	(132)
Other, net	443	(1,118)

Cash provided from operating activities	34,836	38,739

Investments in organic growth:
Capital expenditures	(10,084)	(12,865)
Prepublication costs	(4,782)	(5,000)

Free cash flow	19,970	20,874

Financing Activities:
Long-term borrowings, net	(10,129)	6,273
Cash dividends	(9,997)	(9,881)
Proceeds from stock plans	667	1,749
Stock repurchases	-	(19,592)
Other	(197)	(794)

Cash used for financing activities	(19,656)	(22,245)

Increase (decrease) in cash and cash equivalents	$314	($1,371)

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Capital expenditures	($10,084)	($12,865)
Prepublication costs	(4,782)	(5,000)
Other	(197)	(820)
Cash used for investing activities	($15,063)	($18,685)

Other non-GAAP measures - EBITDA:
Net loss	($3,141)	($370)
Income tax (benefit) provision	(1,796)	439
Interest expense, net	676	1,133
Depreciation and amortization	20,784	21,373
Impairment charge	15,607	23,643
Restructuring costs	4,782	-
EBITDA, excluding impairment and restructuring charges	$36,912	$46,218

In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including Free Cash Flow and EBITDA (earnings before interest, taxes, depreciation and amortization) as additional indicators of the company's operating cash flow performance. These measures should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

COURIER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

	Quarter Ended			Year Ended
BOOK MANUFACTURING SEGMENT	September 26, 2009			September 26, 2009
	GAAP	Restruc-	Non-	GAAP	Restruc-	Non-
	Basis	turing	GAAP	Basis	turing	GAAP
	Measures	Costs (1)	Measures	Measures	Costs (1)	Measures

Net sales	$58,756		$58,756	$212,228		$212,228
Cost of sales	44,732	(988)	43,744	171,696	(3,807)	167,889

Gross profit	14,024	988	15,012	40,532	3,807	44,339

Selling and administrative expenses	6,033	-	6,033	25,865	(491)	25,374

Operating income	$7,991	$988	$8,979	$14,667	$4,298	$18,965

	Quarter Ended			Year Ended
SPECIALTY PUBLISHING SEGMENT	September 26, 2009			September 26, 2009
	GAAP	Restruc-	Non-	GAAP	Restruc-	Non-
	Basis	turing	GAAP	Basis	turing	GAAP
	Measures	Costs (1)	Measures	Measures	Costs (1)	Measures

Net sales	$11,881		$11,881	$46,769		$46,769
Cost of sales	7,415	-	7,415	29,862	(107)	29,755

Gross profit	4,466	-	4,466	16,907	107	17,014

Selling and administrative expenses	3,538	-	3,538	19,096	(377)	18,719

Operating income (loss)	$928	$0	$928	($2,189)	$484	($1,705)

(1)	Restructuring costs include employee severance expenses related to cost savings initiatives in both of the Company's segments as well as ceasing Creative Homeowner's distribution service within the Specialty Publishing segment. Restructuring costs also include expenses related to closing the Book-mart Press manufacturing facility within the Book Manufacturing segment.

	Quarter Ended			Year Ended
	September 26, 2009			September 26, 2009
	Book	Specialty		Book	Specialty
	Manufacturing	Publishing	Total	Manufacturing	Publishing	Total
	Segment	Segment	Company	Segment	Segment	Company

Employee severance expenses	$133	-	$133	$1,326	$484	$1,810
Facility closure costs	387	-	387	1,135	-	1,135
Other	468	-	468	1,837	-	1,837

Total restructuring costs	$988	$0	$988	$4,298	$484	$4,782

CONTACT:
Courier Corporation
James F. Conway III, Chairman, 978-251-6000
President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and
Chief Financial Officer
www.courier.com